UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2026

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(515) 978-3737

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2026, DHI Group, Inc., a Delaware corporation (the “Company”), Dice Inc., a Delaware corporation (“Dice”), Dice Career Solutions, Inc., a Delaware corporation (“DCS” and, together with the Company and Dice, the “Borrowers” and each a “Borrower”), and certain of its subsidiaries, as guarantors, entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, and a group of lenders, including Bank of America, N.A. The Credit Agreement provides for a senior secured revolving credit facility with aggregate commitments of $70 million (the “Facility”) and contains within the Facility (a) a letter of credit sublimit of up to $5 million and (b) a swingline sublimit of up to $5 million. Proceeds of loans under the Facility may be used, among other uses, for working capital, to refinance existing indebtedness under the Existing Credit Agreement (as defined below), and for other corporate purposes.

The Credit Agreement includes an accordion feature pursuant to which the Company is permitted to add one or more incremental term loans and/or increase commitments under the Facility in an aggregate amount not exceeding $37.5 million, subject to the satisfaction of certain conditions and exceptions.

The Facility and the loans made under the Facility are guaranteed by two of the Company’s subsidiaries, ClearanceJobs, LLC and Point Solutions Group, LLC and secured by substantially all of the personal property of the Company, Dice, DCS and the guarantors (subject to customary exceptions and exclusions). The Facility will mature on April 1, 2030 and borrowings under the Facility may be prepaid at any time without penalty.

At the closing of the Credit Agreement, the Borrowers borrowed approximately $33 million under the Facility to repay, in full, all outstanding indebtedness, including accrued interest, under the Existing Credit Agreement (as defined in Item 1.02 below).

Borrowings under the Credit Agreement bear interest at varying rates, depending on the type of loan, at the applicable Borrower’s election. In the case of U.S. dollar-denominated loans, borrowings may bear interest at (i) a Base Rate (which is the highest of (i) the federal funds rate plus 0.50%, (ii) the Bank of America, N.A. prime rate, and (iii) Term SOFR plus 1.00%) plus a margin ranging from 1.50% and 2.25%, or (ii) Term SOFR plus a margin ranging from 2.50% to 3.25%; the margin in each case depending on the Consolidated Leverage Ratio. Borrowings denominated in currencies other than U.S. dollars bear interest at either (i) the applicable Alternative Currency Term Rate, including EURIBOR for loans in Euros, or (ii) the applicable Alternative Currency Daily Rate, including SONIA for loans in Sterling, plus, in each case, a margin ranging from 2.50% to 3.25%, depending on the Consolidated Leverage Ratio (each capitalized term in this paragraph has the meaning assigned to it in the Credit Agreement).

As used in the Credit Agreement (including in the financial covenants described below), Consolidated Leverage Ratio is measured as a ratio of (x) consolidated funded indebtedness of the Company and its subsidiaries to (y) consolidated EBITDA of the Company and its subsidiaries for the four most recently completed fiscal quarters.

For each letter of credit issued under the Facility, the Company is required to pay (a) a fee in an amount equal to the applicable margin then in effect times the daily amount available to be drawn under each such letter of credit and (b) a “fronting” fee to the letter of credit issuing bank.

The Credit Agreement contains various customary representations, warranties and affirmative and negative covenants and also contains certain financial covenants, including a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio. Negative covenants include, but are not limited to, covenants that restrict or limit the ability of the Borrowers and their subsidiaries to (among other things and subject to certain specified exceptions) incur indebtedness (including guarantees), grant liens, make investments, pay dividends or distributions with respect to capital stock or make other restricted payments, make prepayments on other indebtedness, engage in mergers or other fundamental changes, dispose of property, or change the nature of their business.

The Credit Agreement also provides that payment of the obligations thereunder may be accelerated upon the occurrence of customary events of default, including, but not limited to, non-payment of principal, interest or fees, violation of covenants, bankruptcy and insolvency events, and changes of control.

Certain of the lenders under the Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company and/or its subsidiaries and affiliates.

The foregoing description of the Credit Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
.
Item 1.02 Termination of a Material Definitive Agreement.

The Company previously entered into a Third Amended and Restated Credit Agreement (the “Existing Credit Agreement”), among the Company, Dice and DCS, as borrowers, the various lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and BMO Harris Bank N.A., as co-syndication agents and TD Bank, N.A., and Citizens Bank, N.A. as co-documentation agents, with JPMorgan Chase Bank, N.A.; BofA Securities, Inc.; and BMO Harris Bank N.A. as joint bookrunners and joint lead arrangers. In connection with and substantially concurrently with entering into the Credit Agreement on April 1, 2026, the Company terminated all commitments under the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1*
Credit Agreement dated April 1, 2026 by and among DHI Group, Inc., Dice Inc., and Dice Career Solutions, Inc., as borrowers, the guarantors named therein, Bank of America, N.A. as Administrative Agent, Swingline Lender and L/C Issuers, and the other Lenders party thereto.

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*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedule upon request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	April 6, 2026	By: /S/ Greg Schippers
Name: Greg Schippers
Title: Chief Financial Officer

EXHIBIT INDEX
10.1
Credit Agreement dated April 1, 2026 by and among DHI Group, Inc., Dice Inc., and Dice Career Solutions, Inc., as borrowers, the guarantors named therein, Bank of America, N.A. as Administrative Agent, Swingline Lender and L/C Issuers, and the other Lenders party thereto.

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